Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-171781, 333-152010, 333-133968), of our report dated April 29, 2013, with respect to the consolidated financial statements of the Company and its subsidiaries, which appears in this Annual Report on Form 20-F for the year ended December 31, 2012.

/s/ KOST FORER GABBAY & KASIERER
Tel Aviv, Israel	KOST FORER GABBAY & KASIERER
April 29, 2013	A member of Ernst & Young Global